This Warrant and the Securities issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933 (the "Securities Act") or under any state securities or "Blue Sky" laws ("Blue Sky Laws"). No transfer, sale, assignment, pledge, hypothecation or other disposition of this Warrant or the Securities issuable upon exercise of this Warrant or any interest therein may be made except (a) pursuant to an effective registration statement under the Securities Act and any applicable Blue Sky Laws or (b) if the Company has been furnished with an opinion of counsel for the holder, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no registration is required because of the availability of an exemption from registration under the Securities Act and applicable Blue Sky laws.


                                    WARRANT

                 To Purchase 1,200,000 Shares of Common Stock
                                      of
                      BUSINESS TRANSLATION SERVICES, INC.

                   EXERCISABLE ON OR BEFORE, AND VOID AFTER
                5:00 P.M. MINNEAPOLIS TIME ON NOVEMBER 12, 2006

     THIS CERTIFIES THAT, for good and valuable consideration, VIRTUALFUND.COM, INC. ("VirtualFund"), or its assigns, is entitled to subscribe for and purchase from BUSINESS TRANSLATION SERVICES, INC., a Nevada Corporation (the "Company"), at any time after November 12, 2001, to and including November 12, 2006, one million two hundred thousand (1,200,000) fully paid and non-assessable shares of the Common Stock of the Company at the price of $0.125 per share (the "Warrant Exercise Price"), subject to the anti-dilution provisions of this Warrant.

     The shares that may be acquired upon exercise of this Warrant are referred to herein as the "Warrant Shares." As used herein, the term "Holder" means VirtualFund, any party who acquires all or a part of this Warrant as legal transferee of VirtualFund, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant. The term "Common Stock" means the common stock, par value $0.001 per share, of the Company, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company. The term "Convertible Securities" means any stock or other securities convertible into, or exchangeable for, Common Stock.

     This Warrant is subject to the following provisions, terms and conditions:

     1.   Exercise; Transferability.  The rights represented by this Warrant
          -------------------------
may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by written Subscription Form or written Conversion Notice (by the corresponding form attached hereto) delivered to the Company at the principal office of the Company, including delivery by facsimile transmission, prior to the expiration of this Warrant and accompanied by, preceded by or followed within five (5) business days by, the surrender of this Warrant, along with a check in payment of the Warrant Exercise Price if shares are subscribed to via Subscription Form. The particular date whereupon written notice of subscription or Conversion is delivered to the Company ("Determination Date") shall be the Determination Date only for that number of Warrant Shares requested then by subscription or Conversion.

     2.   Exchange and Replacement. This Warrant is exchangeable upon the
          ------------------------
surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided, however, that if VirtualFund shall be such Holder, an agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 2. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

     3.   Issuance of the Warrant Shares.  The Company agrees that the shares of
          ------------------------------
Common Stock purchased upon exercise or to be received upon Conversion of this Warrant shall be and are deemed to be issued to the Holder as of the close of business on the Determination Date. Certificates for the Warrant Shares so purchased or converted into shall be delivered to the Holder within a reasonable time, not exceeding seven (7) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant, in every way identical to this Warrant except representing the right to purchase only the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be delivered to the Holder within such time.

     4.   Covenants of the Company. The Company covenants and agrees that all
          ------------------------
Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, non-assessable and free from all liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

     5.   Anti-Dilution Adjustments. The provisions of this Warrant are subject
          -------------------------
to adjustment as provided in this Section 5.

          (a) The Warrant Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter:

               (i) pay any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;

               (ii) subdivide its then outstanding shares of Common Stock into a greater number of shares; or

               (iii) combine outstanding shares of Common Stock, by reclassification or otherwise;

then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (B) the total number of shares of Common Stock outstanding immediately after such event (including in each case the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Subsection shall be made to the nearest 1/100 of a cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this Subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

          (b)  Upon each adjustment of the Warrant Exercise Price pursuant to
Section 5(a) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

          (c) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under Section 5(a) above but the

Holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

          (d) Upon any adjustment of the Warrant Exercise Price, then and in each such case, the Company shall give written notice thereof, by First-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     6.   No Voting Rights. This Warrant shall not entitle the Holder to any
          ----------------
voting rights or other rights as a shareholder of the Company.

     7.   Fractional Shares.
          -----------------

          (a) Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Fair Market Value of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share.

          (b) For purposes of this Section, the term "Fair Market Value" with respect to shares of Common Stock as of the Determination Date shall mean:

               (i) If the Company's Common Stock is traded on an exchange or is quoted on The Nasdaq National Market, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date;

               (ii) If the Company's Common Stock is not traded on an exchange or on The Nasdaq National Market but is traded on The Nasdaq Small-Cap Market or on the NASD over-the-counter Bulletin Board, then the actual closing price (last trade) reported for the day immediately preceding the Determination Date; and

               (iii) If the Company's Common Stock is not traded on an exchange, on The Nasdaq National Market, The Nasdaq Small-Cap Market or on the local over-the-counter market, then the fair market value of Common Stock as determined in good faith by the Board of Directors of the Company.

     8.   Additional Right to Convert Warrant.
          -----------------------------------

          (a) Notwithstanding anything herein to the contrary, the holder of this Warrant shall have the right to require the Company to convert this Warrant (the "Conversion Right") at any time after it is exercisable, but prior to its expiration into shares of Common Stock as provided for in this Section 8. Upon exercise of the Conversion Right ("Conversion"), the Company shall deliver to the holder (without payment by the holder of any Warrant Exercise Price) that number of shares of Company Common Stock equal to the quotient obtained by dividing (i) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant Exercise Price for the Warrant Shares in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value for the Warrant Shares immediately prior to the exercise of the Conversion Right) by (ii) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right.

          (b) The Conversion Right may be exercised by the holder, at any time or from time to time, prior to its expiration, on any business day by delivering, including delivery via facsimile, a written notice in the form attached hereto (the "Conversion Notice") to the Company at the offices of the Company.

          (c) Within seven (7) days of any Conversion under Section 8(b) hereof, (i) the Holder will surrender the Warrant, (ii) the Company will deliver to the Holder a certificate or certificates for the number of shares of Common Stock issuable upon such Conversion, together with cash, in lieu of any fraction of a share, and (iii) the Company will deliver to the Holder a new warrant representing the number of shares, if any, with respect to which the Warrant shall not have been exercised.

          (d) For purposes of this section, "Fair Market Value" of a share of Common Stock as of a particular date shall be determined as provided in Section 7(b) above.

     IN WITNESS WHEREOF, BUSINESS TRANSLATION SERVICES, INC. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated November 12, 2001.

                              BUSINESS TRANSLATION SERVICES, INC.


                                    By   /s/ JOHN J. ADAMS
                                        ------------------------------------

                                    Its       President
                                        ------------------------------------

                               SUBSCRIPTION FORM
                    (To be signed upon exercise of Warrant)


     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________________________ of the shares of Common Stock of BUSINESS TRANSLATION SERVICES, INC. to which such Warrant relates and herewith makes payment of $__________________ therefor in cash or by certified check and requests that the certificate for such shares be issued in the name of, and be delivered to, ______________________, the address for which is set forth below the signature of the undersigned.

Dated: __________________

                                    ____________________________________
                                    (Signature)

                                    ____________________________________
                                    (Name)

                                    ____________________________________
                                    (Address)

                                    ____________________________________
                                    (Address)

                               CONVERSION NOTICE
         (To be signed upon exercise of Warrant pursuant to Section 8)


     The undersigned hereby irrevocably elects to exercise the Conversion Right provided in Section 8 of the within Warrant for, and to acquire thereunder, _________________________ shares of Common Stock. If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

     Please issue a certificate or certificates for such Common Stock in the name of: ________________________________________________.

Dated: __________________

                                    ____________________________________
                                    (Signature)

                                    ____________________________________
                                    (Name)

                                    ____________________________________
                                    (Address)

                                    ____________________________________
                                    (Address)

                                ASSIGNMENT FORM
              (To be signed upon authorized transfer of Warrant)


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ______________________________ the right to purchase ____________ shares of
Common Stock of BUSINESS TRANSLATION SERVICES, INC. to which the within Warrant relates and appoints ___________________ attorney, to transfer said right on the books of ________________ with full power of substitution in the premises.

Dated: __________________

                                    ____________________________________
                                    (Signature)

                                    ____________________________________
                                    (Name)

                                    ____________________________________
                                    (Address)

                                    ____________________________________
                                    (Address)